                         EMPLOYMENT SECURITY AGREEMENT

     THIS EMPLOYMENT SECURITY AGREEMENT is entered into this __________ day of February, 1997, between ILLINOIS CENTRAL CORPORATION, a Delaware corporation (the "Company"), and ____________________________ (the "Executive").

                                WITNESSETH THAT:

     WHEREAS, Executive is employed by the Company or one of its wholly-owned subsidiaries (referred to collectively as the "Company") and the Company desires to provide certain security to Executive in connection with any potential change in control of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1. PAYMENTS AND BENEFITS UPON A CHANGE IN CONTROL. If within two (2) years after a Change in Control (as defined below) or during the Period Pending a Change in Control (as defined below), (i) the Company shall terminate Executive's employment with the Company without Good Cause (as defined below), or (ii) Executive shall voluntarily terminate such employment with Good Reason (as defined below), the Company shall, within 30 days of Executive's Employment Termination (as defined below), make the payments and provide the benefits described below.

     (a) SALARY PAYMENT. The Company shall make a lump sum cash payment to Executive equal to two times the Executive's Annual Salary (as defined below).

     (b) BONUSES. The Company shall make a lump sum cash payment to Executive equal to the sum of the following amounts: (i) Executive's full target bonus for the year of Executive's Employment Termination (or, if greater, the full target bonus for the year of the Change in Control) under the Illinois Central Railroad Company Performance Compensation Program or any successor plan (the "PCP"); plus (ii) a pro rata portion of the target bonus for the fiscal year in which Executive's Employment Termination occurs (or, if greater, the target bonus for the year of the Change in Control) under the PCP (determined by multiplying the target bonus amount by a fraction, the numerator of which is the number of full months up to the date on which Executive's Employment Termination occurs and the denominator of which is twelve).

     (c) WELFARE BENEFIT PLANS. With respect to each Welfare Benefit Plan (as defined below), for the period beginning on Executive's Employment Termination and ending on the earlier of (i) twenty-four (24) months following Executive's Employment Termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company which provides coverage or benefits substantially equivalent to such Welfare Benefit Plan, Executive shall continue to participate in such Welfare Benefit Plan on the same basis and at the same cost to

             Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time hereafter), or, if any benefit or coverage cannot be provided under a Welfare Benefit Plan because of applicable law or contractual provisions, Executive shall be provided with substantially similar benefits and coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefits and coverage provided for in the preceding sentence. Executive's eligibility for, and premium contribution level under any plans or programs maintained or contributed to by the Company which provide health benefits to retirees shall be determined by adding two years to Executive's age and years of service at Executive's Employment Termination.

       (d) SUPPLEMENTAL RETIREMENT PLANS. Executive's accrued benefit under the Illinois Central Railroad Company Supplemental Executive Retirement Plan (the "SERP"), shall be calculated by adding an additional two years of Credited Service (as that term is defined in the SERP) to Executive's number of Years of Credited Service under the SERP as of the Employment Termination. All amounts accrued or accumulated on behalf of Executive under the SERP and the Illinois Central Railroad Company Executive Deferred Compensation Plan (the "Deferred Compensation Plan") shall immediately be fully vested upon the Change in Control, and the Company shall promptly pay or distribute all such amounts to Executive in accordance with the terms of such plans as in effect on the date of this Agreement (or as of Executive's Employment Termination, if more favorable to Executive).

2.     DEFINITIONS. For purposes of this Agreement:

      (a)    "Good Cause" shall mean: (i) Executive's conviction of a felony,
             (ii) Executive's commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to Executive to the material detriment of the Company; or (iii) repeated violations of Executive's responsibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Board of Directors of the Company has given written notice of such violations and of its intention to terminate Executive's employment because of such violations.

      (b) "Good Reason" shall exist if, without Executive's express written consent:

             (i) The Company shall materially reduce the nature, scope or level of Executive's responsibilities from the nature, scope or level of such responsibilities prior to the Change in Control (or prior to the Period Pending a Change in Control), or shall fail to provide Executive with adequate office facilities and support services to perform such responsibilities;

             (ii) The Company shall require Executive to move Executive's principal business office more than 50 miles from Executive's principal business office at the time of this Agreement, or assign to Executive duties that would reasonably require such move;

             (iii) The Company shall require Executive, or assign duties to Executive which would reasonably require Executive, to increase, by more than fifty, the number of normal working days (determined at the time of this Agreement) that Executive spends away from Executive's principal business office during any consecutive twelve-month period;

             (iv) The Company shall reduce Executive's Annual Salary below that in effect as of the date of this Agreement (or as of the Change in Control, if greater), or

             (v) The Company shall fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such incentive, bonus, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change in Control, if greater).

     (c)     "Change in Control" shall be deemed to have occurred if:

             (i)       any "person" or "group" as such terms are used in
                       section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25 percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that for this purpose, beneficial ownership shall not include shares acquired: (i) directly from the Company; (ii) in any merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own 60 percent or more of the voting stock of the surviving or resulting corporation; or (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company;

             (ii) at any time during any period of two consecutive years (not including any period prior to January 1, 1997) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (iii) there is a merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own less than 60 percent of the voting stock of the surviving or resulting corporation.

     (d) "Annual Salary" shall mean Executive's salary at the greater of (i) Executive's annualized monthly base salary in effect on the date of the Change in Control, or (ii) Executive's annualized monthly base salary in effect on Executive's Employment Termination.

     (e) "Employment Termination" shall mean the effective date of (i) Executive's voluntary termination of employment with the Company with Good Reason; or (ii) the termination of Executive's employment by the Company without Good Cause.

     (f) "Welfare Benefit Plan" shall mean each welfare benefit plan maintained or contributed so by the Company, including but not limited to a plan that provides health (including medical and dental), life, accident or disability benefits or insurance, or similar coverage in which Executive was participating at the time of the Change in Control.

     (g) "Period Pending a Change in Control" shall mean the period between the time an agreement is entered into by the Company with respect to a merger or other business combination of the Company which would constitute a Change in Control, and the effective time of such merger or other business combination of the Company.

3. SALARY TO DATE OF EMPLOYMENT TERMINATION. The Company shall pay to Executive any unpaid salary or other compensation of any kind earned with respect to any period prior to Executive's Employment Termination, including but not limited to a lump sum cash payment for accumulated but unused vacation earned through such Employment Termination.

4. OTHER INCENTIVE PLANS. Nothing in this Agreement shall impair or impact the vesting of any restricted stock, stock options, cash incentives or other form of compensation or benefits provided under any other plan, program or arrangement.

5.     LIMITATION ON PAYMENTS BY THE COMPANY

       (a) Anything in this Agreement to the contrary notwithstanding, it is the intention of the Company and Executive that no portion of any payment under this Agreement, or payments to or for the benefits of Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in
               Section 280G of the Code, or its successors. It is agreed that the present value of and payments to or for the benefit of Executive in the nature of compensation under this Agreement or any other agreement or plan, the receipt of which is contingent on occurrences of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company may pay without loss of deduction under
               Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of (i) Executive's Employment Termination or (ii) the giving of notice by the Company to Executive of its belief that there is a payment or benefit due Executive that will result in an Excess Parachute Payment, the Company, at the Company's expense, shall obtain the opinion of the public accounting firm that serves as the Company's auditors (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (A) the amount of the Base Period Income of the Executive (as defined in Code Section 280G), (B) the present value of Total Payments and
               (C) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, Executive shall specify in writing delivered to the Company within thirty (30) days of his receipt of such opinion, the form of payment from among the Total Payments (which may, but need not be a payment under this Agreement) that is to be modified, reduced or eliminated. If Executive fails to specify the form of payment from among the Total Payments that is to be modified, reduced or eliminated, then the Company shall make such decision, so that under the bases of calculation set forth in the Accounting Firm's opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

       (b) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting or participating in the Changes in Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).

6. MITIGATION AND SET-OFF. Executive shall not be required to mitigate Executive's damages by seeking other employment or otherwise. The Company's obligations under this Agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after Executive's Employment Termination, or any amounts that might have been received by Executive in other employment had Executive sought such other employment. Except as expressly provided in section 1(c) of this Agreement, Executive's entitlement to benefits and coverage under this Agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after his Employment Termination, provided that any such benefit or coverage shall not be furnished if Executive expressly waives the specific benefit or coverage by giving written notice of waiver to the Company.

7. LITIGATION EXPENSES. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in the event Executive successfully enforces any provision of this Agreement in any action, arbitration or lawsuit.

8. ASSIGNMENT SUCCESSORS. This Agreement may not be assigned by the Company without the written consent of Executive but the obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger or other business combination, and in the event of any business combination or transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will cause the transferee to assume the obligations of the Company under this Agreement. This Agreement may not be assigned by Executive during Executive's life, and upon Executive's death will inure to the benefit of Executive's heirs, legatees and legal representatives of Executive's estate.

9. INTERPRETATION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

11. AMENDMENT OR TERMINATION. This Agreement may be amended at any time by written agreement between the Company and Executive. The Company may terminate this Agreement by written notice given to Executive at least two years prior to the effective date of such termination, provided that, if a Change in Control occurs prior to the effective date of such termination, the termination of this Agreement shall not be effective and Executive shall be entitled to the full benefits of this Agreement. Any such amendment or termination shall be made pursuant to a resolution of the Company's Board of Directors.

12. FINANCING. Cash and benefit payments under this Agreement shall constitute general obligations of the Company. Executive shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, by agreement with one or more trustees to be selected by the Company, create a trust on such terms as the Company shall determine to make payments to Executive in accordance with the terms of this Agreement.

13. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

14. ARBITRATION. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Agreement or its branch or interpretation (each a "Dispute"). If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, either party may initiate a confidential, binding arbitration to resolve the Dispute. All such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of J.A.M.S. Endispute before a single arbitrator. (If, at the time of any Dispute, J.A.M.S. Endispute has caused to exist, all such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of the American Arbitration Association before a single arbitrator.) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction, and both parties consent and submit to the jurisdiction of such court for purposes of such action. Nothing in this Agreement shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable to any action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

15. OTHER AGREEMENTS. This Agreement supersedes and cancels all prior written or oral agreements and understanding relating to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ILLINOIS CENTRAL CORPORATION


By: ____________________________                ______________________________

  Its: _________________________                ______________________________

                         EMPLOYMENT SECURITY AGREEMENT

     THIS EMPLOYMENT SECURITY AGREEMENT is entered into this __________ day of February, 1997, between ILLINOIS CENTRAL CORPORATION, a Delaware corporation (the "Company"), and ____________________________ (the "Executive").

                                WITNESSETH THAT:

     WHEREAS, Executive is employed by the Company or one of its wholly-owned subsidiaries (referred to collectively as the "Company") and the Company desires to provide certain security to Executive in connection with any potential change in control of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1. PAYMENTS AND BENEFITS UPON A CHANGE IN CONTROL. If within two (2) years after a Change in Control (as defined below) or during the Period Pending a Change in Control (as defined below), (i) the Company shall terminate Executive's employment with the Company without Good Cause (as defined below), or (ii) Executive shall voluntarily terminate such employment with Good Reason (as defined below), the Company shall, within 30 days of Executive's Employment Termination (as defined below), make the payments and provide the benefits described below.

     (a) SALARY PAYMENT. The Company shall make a lump sum cash payment to Executive equal to three times the Executive's Annual Salary (as defined below).

     (b) BONUSES. The Company shall make a lump sum cash payment to Executive equal to the sum of the following amounts: (i) Executive's full target bonus for the year of Executive's Employment Termination (or, if greater, the full target bonus for the year of the Change in Control) under the Illinois Central Railroad Company Performance Compensation Program or any successor plan (the "PCP"); plus (ii) a pro rata portion of the target bonus for the fiscal year in which Executive's Employment Termination occurs (or, if greater, the target bonus for the year of the Change in Control) under the PCP (determined by multiplying the target bonus amount by a fraction, the numerator of which is the number of full months up to the date on which Executive's Employment Termination occurs and the denominator of which is twelve).

     (c) WELFARE BENEFIT PLANS. With respect to each Welfare Benefit Plan (as defined below), for the period beginning on Executive's Employment Termination and ending on the earlier of (i) twenty-four (24) months following Executive's Employment Termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company which provides coverage or benefits substantially equivalent to such Welfare Benefit Plan, Executive shall continue to participate in such Welfare Benefit Plan on the same basis and at the same cost to

             Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time hereafter), or, if any benefit or coverage cannot be provided under a Welfare Benefit Plan because of applicable law or contractual provisions, Executive shall be provided with substantially similar benefits and coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefits and coverage provided for in the preceding sentence. Executive's eligibility for, and premium contribution level under any plans or programs maintained or contributed to by the Company which provide health benefits to retirees shall be determined by adding three years to Executive's age and years of service at Executive's Employment Termination.

       (d) SUPPLEMENTAL RETIREMENT PLANS. Executive's accrued benefit under the Illinois Central Railroad Company Supplemental Executive Retirement Plan (the "SERP"), shall be calculated by adding an additional three years of Credited Service (as that term is defined in the SERP) to Executive's number of Years of Credited Service under the SERP as of the Employment Termination. All amounts accrued or accumulated on behalf of Executive under the SERP and the Illinois Central Railroad Company Executive Deferred Compensation Plan (the "Deferred Compensation Plan") shall immediately be fully vested upon the Change in Control, and the Company shall promptly pay or distribute all such amounts to Executive in accordance with the terms of such plans as in effect on the date of this Agreement (or as of Executive's Employment Termination, if more favorable to Executive).

2.     DEFINITIONS. For purposes of this Agreement:

      (a)    "Good Cause" shall mean: (i) Executive's conviction of a felony,
             (ii) Executive's commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to Executive to the material detriment of the Company; or (iii) repented violations of Executive's resposibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Board of Directors of the Company has given written notice of such violations and of its intention to terminate Executive's employment because of such violations.

     (b) "Good Reason" shall exist if, without Executive's express written consent:

             (i) The Company shall materially reduce the nature, scope or level of Executive's responsibilities from the nature, scope or level of such responsibilities prior to the Change in Control (or prior to the Period Pending a Change in Control), or shall fail to provide Executive with adequate office facilities and support services to perform such responsibilities;

             (ii) The Company shall require Executive to move Executive's principal business office more than 50 miles from Executive's principal business office at the time of this Agreement, or assign to Executive duties that would reasonably require such move;

             (iii) The Company shall require Executive, or assign duties to Executive which would reasonably require Executive, to increase, by more than fifty, the number of normal working days (determined at the time of this Agreement) that Executive spends away from Executive's principal business office during any consecutive twelve-month period;

             (iv) The Company shall reduce Executive's Annual Salary below that in effect as of the date of this Agreement (or as of the Change in Control, if greater); or

             (v) The Company shall fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such incentive, bonus, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change in Control, if greater).

     (c)     "Change in Control" shall be deemed to have occurred if:

             (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25 percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that for this purpose, beneficial ownership shall not include shares acquired: (i) directly from the Company;
                    (ii) in any merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own 60 percent or more of the voting stock of the surviving or resulting corporation; or (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company;

             (ii)   at any time during any period of two consecutive years
                    (not including any period prior to January 1, 1997) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

             (iii) there is a merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own less than 60 percent of the voting stock of the surviving or resulting corporation.

     (d) "Annual Salary" shall mean Executive's salary at the greater of (i) Executive's annualized monthly base salary in effect on the date of the Change in Control, or (ii) Executive's annualized monthly base salary in effect on Executive's Employment Termination.

    (e) "Employment Termination" shall mean the effective date of (i) Executive voluntary termination of employment with the Company with Good Reason; or (ii) the termination of Executive's employment by the Company without Good Cause.

    (f) "Welfare Benefit Plan" shall mean each welfare benefit plan maintained or contributed to by the Company, including but not limited to a plan that provides health (including medical and dental), life, accident or disability benefits or insurance, or similar coverage, in which Executive was participating at the time of the Change in Control.

    (g) "Period Pending a Change in Control" shall mean the period between the time an agreement is entered into by the Company with respect to a merger or other business combination of the Company which would constitute a Change in Control, and the effective time of such merger or other business combination of the Company.

3. SALARY TO DATE OF EMPLOYMENT TERMINATION. The Company shall pay to Executive any unpaid salary or other compensation of any kind earned with respect to any period prior to Executive's Employment Termination, including but not limited to a lump sum cash payment for accumulated but unused vacation earned through such Employment Termination.

4. OTHER INCENTIVE PLANS. Nothing in this Agreement shall impair or impact the vesting of any restricted stock, stock options, cash incentives or other form of compensation or benefits provided under any other plan, program or arrangement.

5.   LIMITATION ON PAYMENTS BY THE COMPANY.

     (a) Anything in this Agreement to the contrary notwithstanding, it is the intention of the Company and Executive that no portion of any payment under this Agreement, or payments to or for the benefit of Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of and payments to or for the benefit of Executive in the nature of compensation under this Agreement or any other agreement or plan, the receipt of which is contingent on occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of (i) Executive's Employment Termination or
            (ii) the giving of notice by the Company to Executive of its belief that there is a payment or benefit due Executive that will result in an Excess Parachute Payment, the Company, at the Company's expense, shall obtain the opinion of the public accounting firm that serves as the Company's auditors (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (A) the amount of the Base Period Income of the Executive (as defined in Code Section
            280G), (B) the present value of Total Payments and (C) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, Executive shall specify in writing delivered to the Company within thirty (30) days of his receipt of such opinion, the form of payment from among the Total Payments (which may, but need not be a payment under this Agreement) that is to be modified, reduced or eliminated. If Executive fails to specify the form of payment from among the Total Payments that is to be modified, reduced or eliminated, then the Company shall make such decision, so that under the bases of calculation set forth in the Accounting Firm's opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     (b) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting or participating in the Change in Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).

6.   MITIGATION AND SET-OFF.   Executive shall not be required to mitigate
     Executive's damages by seeking other employment or otherwise. The Company's obligations under this Agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after Executive's Employment Termination, or any amounts that might have been received by Executive in other employment had Executive sought such other employment. Except as expressly provided in section 1(c) of this Agreement, Executive's entitlement to benefits and coverage under this Agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after his Employment Termination, provided that any such benefit or coverage shall not be furnished if Executive expressly waives the specific benefit or coverage by giving written notice of waiver to the Company.

7. LITIGATION EXPENSES. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in the event Executive successfully enforces any provision of this Agreement in any action, arbitration or lawsuit.

8. ASSIGNMENT SUCCESSORS. This Agreement may not be assigned by the Company without the written consent of Executive but the obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger or other business combination, and in the event of any business combination or transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will cause the transferee to assume the obligations of the Company under this Agreement. This Agreement may not be assigned by Executive during Executive's life, and upon Executive's death will inure to the benefit of Executive's heirs, legatees and legal representatives of Executive's estate.

9. INTERPRETATION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

11. AMENDMENT OR TERMINATION. This Agreement may be amended at any time by written agreement between the Company and Executive. The Company may terminate this Agreement by written notice given to Executive at least two years prior to the effective date of such termination, provided that, if a Change in Control occurs prior to the effective date of such termination, the termination of this Agreement shall not be effective and Executive shall be entitled to the full benefits of this Agreement. Any such amendment or termination shall be made pursuant to a resolution of the Company's Board of Directors.

12. FINANCING. Cash and benefit payments under this Agreement shall constitute general obligations of the Company. Executive shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, by agreement with one or more trustees to be selected by the Company, create a trust on such terms as the Company shall determine to make payments to Executive in accordance with the terms of this Agreement.

13. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

14. ARBITRATION. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Agreement or its branch or interpretation (each, a "Dispute"). If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, either party may initiate a confidential, binding arbitration to resolve the Dispute. All such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of J.A.M.S. Endispute before a single arbitrator. (If, at the time of any Dispute, J.A.M.S. Endispute has caused to exist, all such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of the American Arbitration Association before a single arbitrator.) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction, and both parties consent and submit to the jurisdiction of such court for purposes of such action. Nothing in this Agreement shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

15. OTHER AGREEMENTS. This Agreement provides and cancels all prior written or oral agreements and understandings relating to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ILLINOIS CENTRAL CORPORATION


By:  ____________________________                ______________________________

Its: ____________________________                ______________________________